EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of NORTEL NETWORKS CORPORATION (the “Corporation”), which is about to file with the Securities and Exchange Commission (the “SEC”), Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2011, hereby constitutes and appoints Anna Ventresca his or her true and lawful attorney-in-fact and agent, with full power to act for him or her and in his or her name, place and stead, in any and all capacities, to sign such Annual Report and any and all amendments thereto, and other documents related thereto, with power where appropriate to affix the corporate seal of the Corporation thereto and to attest said seal and to file such Annual Report and amendments thereto, with all exhibits thereto, and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney this 8th day of March, 2012.

/S/ J.H. BENNETT	/S/ G.R. COTE	/S/ D.I. RICHARDSON
J.H. Bennett	G.R. Cote	D.I. Richardson